Exhibit 10.1

Dated      24 January      2005

GULF OFFSHORE N.S. LIMITED (as Borrower)	(1)
and
GULFMARK OFFSHORE, INC. (as Guarantor)	(2)
and
GULF OFFSHORE MARINE INTERNATIONAL, INC. (as Charterer)	(3)
and
NORDEA BANK FINLAND PLC (as Lender, Facility Agent and Security Trustee)	(4)

___________________________________

SUPPLEMENTAL AGREEMENT
relating to a US$50,000,000 Senior
Secured Revolving Credit Facility
Agreement dated 23 December 2004
___________________________________

                                                                                                                                           NORTON ROSE

Contents
Clause		Page
1	Definitions	1
2	Agreement of the Lenders	2
3	Amendments to Principal Agreement	2
4	Representations and warranties	3
5	Conditions	3
6	Confirmations	3
7	Miscellaneous and notices	3
8	Applicable law	3
Schedule 1 Certificate of Compliance		5

THIS SUPPLEMENTAL AGREEMENT is dated 24 January 2005 and made BETWEEN:

(1)     GULF OFFSHORE N.S. LIMITED, as borrower (the "Borrower");

(2)     GULFMARK OFFSHORE, INC. as guarantor (the "Guarantor");

(3)     GULF OFFSHORE MARINE INTERNATIONAL, INC., as charterer (the "Charterer");

(4)     The banks and financial institutions whose names and addresses are set out in
          Schedule 1, as lenders (together the "Lenders" and each a "Lender"); and

(5)     NORDEA BANK FINLAND PLC, NEW YORK BRANCH, (the "Facility Agent") as facility agent and security trustee.

WHEREAS:

(A)     this Agreement is supplemental to a senior secured revolving credit facility agreement dated 23
          December 2004 (the "Principal Agreement") made between the Borrower, the Lenders, the
          Guarantor, Nordea Bank Norge ASA as arranger, the Facility Agent and the Security Trustee relating to a loan of fifty million Dollars ($50,000,000) (the "Loan"), of which the principal amount outstanding at the date hereof is eight million Dollars ($8,000,000), advanced by the Lenders to the Borrower; and

(B)     the Borrower has requested that the terms contained in clause 10.5.1(a)(i), Schedule 6 and certain definitions of the Principal Agreement be revised and this Agreement sets out the terms and conditions upon which the Lenders shall, at the request of the Borrower, agree to such revision.

NOW IT IS HEREBY AGREED as follows:

1     Definitions

1.1  Defined expressions

       Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this
       Agreement.

1.2  Definitions

       In this Agreement, unless the context otherwise requires:

       "Loan Agreement" means the Principal Agreement as amended by this Agreement; and

       "Relevant Parties" means the Borrower, the Guarantor and the Charterer or, where the context so requires or permits, means any or all of them.

1.3  Principal Agreement

       References in the Principal Agreement to "this Agreement" shall, with effect from the date hereof and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter",
       "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

1.4  Headings

       Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5  Construction of certain terms

       Clause 1.4 of the Principal Agreement shall apply to this agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement" were references to this Agreement.

2     Agreement of the Lenders

       The Creditors agree with the Borrower that, subject to the terms and conditions of this
       Agreement, the Creditors agree to the amendment of the Principal Agreement on the terms set out in clause 0.

3     Amendments to Principal Agreement

3.1  Amendments

       The Principal Agreement shall, with effect from the date hereof, be (and it is hereby) amended in accordance with the following provisions (and the Principal Agreement (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):

3.1.1 the definitions of "Relevant Fraction" and "Relevant Insured Amount" shall be deleted in clause
        1.2 and the following new definitions inserted in their place:

       ""Relevant Fraction" shall mean a fraction whose numerator is the Fair Market Value of the relevant Mortgaged Vessel (in the case of a Mortgaged Vessel that has suffered a Total Loss or is being sold, prevailing immediately before the Total Loss or sale) and whose denominator is the aggregate of the Fair Market Values of all the Mortgaged Vessels
       (including such Mortgaged Vessel) at the relevant date;

       "Relevant Insured Amount" means, in relation to a Mortgaged Vessel as at any relevant date, an amount in Dollars equal to the Relevant Fraction as at such date of the Total
       Commitments as at such date;";

3.1.2 the words "and the Supplemental Agreement" after the words "Collateral Deeds" in the definition of "Security Documents" in clause 1.2 shall be inserted;

3.1.3 the following new definition of "Supplemental Agreement" shall be inserted in clause 1.2:

       ""Supplemental Agreement" means the agreement dated 24 January 2005 supplemental to this Agreement made between each of the parties hereto;";

3.1.4 clause 10.5.1(a)(i) shall be deleted and the following new clause inserted in its place:

       "the hull and machinery against fire and usual marine risks (including excess risks) and, subject to clause 10.5.1(o) war risks, on an agreed value basis, in such amounts (but not in any event less than, in the case of each Mortgaged Vessel, prior to the 2005 renewal date, one hundred and twenty five percent (125%) of the Relevant Insured Amount for such
       Mortgaged Vessel and on and following the 2005 renewal date, the higher of (A) one hundred and twenty five percent (125%) of the Relevant Insured Amount for such Mortgaged
       Vessel and (B) ninety percent (90%) of its market value as most recently determined in accordance with clause 10.2.2 provided that such market value will only be tested on the date of commencement of the next period of the relevant policy) and upon such terms as shall from time to time be approved in writing by the Security Trustee; and"; and

3.1.5 Schedule 6 shall be deleted and the wording contained in 0 inserted in its place.

3.2  Continued force and effect

       Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.

4     Representations and warranties

       Each Relevant Party confirms that the representations and warranties set out in clause 7 of the
       Principal Agreement are true and correct as if made at the date of this Agreement with reference to the facts and circumstances existing at such date.

5     Conditions

       The agreement of the Lenders referred to in clause 0 shall be further subject to no Default having occurred and continuing on the date hereof.

6     Confirmations

6.1  The Guarantor and the Charterer each hereby confirms its consent to the amendments to the Principal Agreement contained in this Agreement.

6.2  The Relevant Parties each further acknowledges and agrees, for the avoidance of doubt, that each of the other Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal
       Agreement by this Agreement;

6.3  With effect from the date hereof, references to "the Agreement" or "the Facility Agreement" in any of the other Security Documents to which each Relevant Party is a party shall henceforth be a reference to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended.

7     Miscellaneous and notices

7.1  Notices

       The provisions of clause 18 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Charterer shall be sent to the address of the
       Charterer referred to in clause 18.1 of the General Assignments.

7.2  Counterparts

       This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8     Applicable law

8.1  Law

       This Agreement is governed by and shall be construed in accordance with English law.

8.2  Submission to jurisdiction

       Each Relevant Party agrees, for the benefit of the Lenders, that any legal action or proceedings arising out of or in connection with this Agreement against any Relevant Party or any of their assets may be brought in the English courts. Each Relevant Party (apart from the Borrower)
       irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers the Borrower at present of 10 Charlotte Road, Barnes,
       London SW13 9Q3, United Kingdom to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Lenders to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other state shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Lenders arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

Certificate of Compliance

To:     Nordea Bank Norge ASA
          Middelthuns gate 17
          P.O. Box 1166 Sentrum
          N-0107 Oslo
          Norway

Attn:   Shipping Department

                                                                                                                                            Date: [             ]

Dear Sirs

Certificate of Compliance - US$50,000,000 Credit Facility made available to Gulf Offshore N.S.
Limited (the "Facility Agreement")

Words and expressions defined in the Facility Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Certificate of
Compliance.

We refer to clause 10.6 of the Facility Agreement and hereby confirm that on each date of the calculation specified below in paragraphs 1, 2 and 3 and, during the period which is 12 months prior to such date, the covenants of the Guarantor under the Facility Agreement were satisfied as follows:

1. CONSOLIDATED EBITDA/ CONSOLIDATED INTEREST EXPENSE

Date of Calculation:_________________

A     CONSOLIDATED EBITDA

  (a)  Consolidated EBIT:

         (i)  Consolidated Net Income                                    USD____________________

         Plus

         (ii)  provisions for taxes based on income                USD____________________

         Plus

         (iii)  Consolidated Interest Expense                          USD____________________

         Plus

         (iv)  amortisation or write-off deferred financing costs to the extent deducted in determining
         Consolidated Net Income                                          USD____________________

         Plus

         (v)  losses on sales of assets (excluding sales in the ordinary course of business) and other
         extraordinary losses                                                  USD____________________

         Minus

         (vi)  the sum of the amounts for such period of gains from the sale of assets (excluding sales in the ordinary course of business) and other extraordinary gains

                                                                                            USD___________________

            Total (a)                                                                  USD___________________

         Plus

         (b) Depreciation expense                                            USD___________________

         Plus

         (c) Amortisation Expense                                           USD___________________

         Plus

         (d) Non-transactional foreign exchange losses (gains) USD_________________

         TOTAL A:                                                                   USD__________________

     B  CONSOLIDATED INTEREST EXPENSE

         (a) Consolidated Interest Expense in accordance with Profit & Loss Statement
                                                                                              USD___________________

         Plus

         (b) Consolidated Capitalised Interest Expense
                                                                                              USD_________________

         TOTAL B:                                                                    USD_________________

         A DIVIDED BY B                                                                 __________________

         REQUIREMENT: [from first Drawdown Date to 30 September 2005: > or = 2.00:1.00] [thereafter: >
         or = 2.75:1.00]

         2.  NET WORTH

         Date of Calculation:_________________

         NET WORTH AS OF___/___/___:                              USD_________________

         REQUIREMENT:

         (a)  USD 200,000,000

         Plus

         (b)  fifty percent (50%) of accumulated positive consolidated net income calculated on an annual
         basis.                                                                             USD_________________

         (c)  one hundred percent (100%) of Net Proceeds from Equity Offerings
                                                                                              USD_________________

         TOTAL REQUIRED NET WORTH:                              USD_________________

         3.  SECURITY VALUE

         The Security Value is no less than the Security Requirement.

         4.  LEVERAGE RATIO

         Date of Calculation: _________________

         A  FUNDED DEBT

         (a)  Indebtedness for Borrowed Money                         USD_________________

         Plus

         (b)  Indebtedness of a second person secured by any Encumbrance on any property of GulfMark
         Offshore Inc. or any of it subsidiaries, whether or not such Indebtedness has been assumed

                                                                                              USD_________________

         TOTAL A:                                                                     USD__________________

         B  TOTAL CAPITALISATION
         (a)  Funded Debt                                                           USD__________________

         Plus

         (b)  Net Worth                                                                USD__________________

         TOTAL B:                                                                      USD____________________

         A DIVIDED BY B                                                                   ________________________

         REQUIREMENT: < or = 0.65:1.00

         Yours faithfully,
         for and on behalf of
         GULFMARK OFFSHORE INC.

         ____________________________                  ____________________________
         [Director] [Chief Financial Officer]                     [Director]

EXECUTED as a DEED by GULF OFFSHORE N.S. LIMITED by Bruce A. Streeter and David D. E. Kenwright in the presence of:	) ) ) ) )	/s/ Bruce A. Streeter Director /s/ David D. E. Kenwright Director
/s/ Mary Kay Kutka Witness Name: Mary Kay Kutka Address: 10111 Richmond Ave, Ste 340 Houston, TX 77042 Occupation: Administrative Assistant		/s/ Ewan McIntosh Geddes Name: Ewan McIntosh Geddes Address: 20 Redmoss Place Aberdeen, Scotland Occupation: Accounts Manager
EXECUTED as a DEED by GULFMARK OFFSHORE, INC. by Edward A. Guthrie its duly authorised signatory in the presence of:	) ) ) ) ) )	/s/ Edward A. Guthrie Authorised Signatory
/s Mary Kay Kutka Witness Name: Mary Kay Kutka Address: 10111 Richmond Ave., Ste 340 Houston, TX 77042 Occupation: Administrative Assistant
EXECUTED as a DEED by GULF OFFSHORE MARINE NATIONAL, INC. by Bruce A. Streeter its President and Director in the presence of:	) ) ) ) ) )	/s/ Bruce A. Streeter President and Director
/s/ Mary Kay Kutka Witness Name: Mary Kay Kutka Address: 10111 Richmond Ave., Ste 340 Houston, TX 77042 Occupation: Administrative Assistant
SIGNED by NORDEA BANK FINLAND PLC (as lender, facility agent and security trustee) by Anne Engen and Allison Barber	) ) ) ) ) )	/s/ Anne Engen Authorised Signatory /s/ Allison Barber Authorised Signatory